UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006 (December 30, 2005)

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Glenborough Realty Trust Incorporated (the “Company”) issued a press release today, attached hereto as Exhibit 99.1 (the “Press Release”) and incorporated herein by reference, announcing the financial results of certain real property asset dispositions in the fourth quarter of 2005.

Item 2.06. Material Impairments.

The Company also announced via the Press Release that it is in the process of recapitalizing and reducing its interest in one of its land and development joint ventures. The recapitalization is expected to result in a net realizable value charge of approximately $31.7 million in the fourth quarter. In addition, the Company expects to recognize a net realizable value reserve of approximately $2.3 million on a note receivable which was partial consideration for a property sold in 2004.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated January 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: January 5, 2006	By:	/s/ Brian S. Peay
Brian S. Peay
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 5, 2006.